UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 20, 2008
GARDNER DENVER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13215 (Commission File Number)	76-0419383 (IRS Employer Identification No.)
1800 Gardner Expressway
Quincy, Illinois 62305
(Address of Principal Executive Offices and Zip Code)
(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 20, 2008, Gardner Denver, Inc., a Delaware corporation (the “Company”), entered into separate share purchase agreements with the holders of 100% of the outstanding shares of CompAir Holdings Limited (“CompAir”), a leading global manufacturer of compressed air and gas solutions. The terms of the share purchase agreements place the total enterprise value of CompAir at £197.5 million, or approximately $395 million, to be paid through a combination of cash payments to the CompAir shareholders and the assumption of existing CompAir debt.
     CompAir, headquartered in Redditch, U.K., manufactures an extensive range of products, including oil-injected and oil-free rotary screw compressors, piston compressors, portable rotary screw compressors, rotary vane compressors, and high pressure reciprocating compressors. These products are used in oil and gas exploration, industrial gases and breathing air, mining and construction, power plants, general industrial applications, OEM applications such as snow-making and mass transit, and in naval, marine and defense market segments.
     CompAir serves a diversified, global customer base of distributors, OEMs, end users, and engineered system customers. CompAir addresses its global markets through a network of wholly-owned sales offices, local sales and service branches, and a number of independent distributors and agents worldwide. Its primary manufacturing facilities are located in Simmern, Germany, Ipswich and Redditch, U.K., Ocala, Florida, and Shanghai, China.
     To finance the acquisition, the Company will use excess available cash and new syndicated credit facilities. The form, terms and size of the debt financing are subject to prevailing market conditions. The transaction is subject to certain closing conditions, including the receipt of applicable regulatory approvals. The acquisition is not conditioned upon completion of financing.
     The transaction is expected to close in the fourth quarter of 2008.
Item 7.01. Regulation FD Disclosure.
     On July 21, 2008, the Company issued a press release announcing that it had agreed to acquire 100% of the shares of CompAir. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Item 7.01 and the exhibit[s] attached hereto will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued July 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2008	GARDNER DENVER, INC.
	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President, Law

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued July 21, 2008.